THORNBURG ETF TRUST N-1A/A

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of Thornburg ETF Trust of our report dated December 27, 2024 relating to the financial statements of Thornburg Multi Sector Bond ETF, which appears in this Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
December 27, 2024